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                                                                     EXHIBIT 5


                          ZUKERMAN GORE & BRANDEIS, LLP
                                900 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 223-6700



                                                       October 11, 1996

Board of Directors
Imatec, Ltd.
150 E. 58th Street
New York, NY  10155

                     Re:  Imatec, Ltd.;
                          Registration Statement on Form SB-2
                          ------------------------------------
Gentlemen:

         We have acted as counsel for Imatec, Ltd., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form SB-2, File No. 333-3589, and the prospectus that forms a part thereof (the "Registration Statement" and "Prospectus," respectively) under the Securities Act of 1933, as amended, relating to the public offering (this "Offering") of (i) 1,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"), (ii) 6,150,000 redeemable common stock purchase warrants (the "Redeemable Warrants"), including 2,150,000 Redeemable Warrants being registered for offer and sale on behalf of certain selling stockholders of the Company (the "Selling Stockholders"), and (iii) 2,789,194 shares of Common Stock on behalf of certain Selling Stockholders. The Registration Statement and Prospectus also (i) relates to the registration of the shares of the Company's Common Stock issuable upon the exercise of the Redeemable Warrants (including the shares of Common Stock issuable upon the exercise of the Redeemable Warrants contained in the Underwriter's Warrants referred to in the last sentence of this paragraph), and (ii) involves the grant to A.S. Goldmen & Co., Inc., the underwriter of this Offering (the "Underwriter"), of an option to purchase up to an aggregate of an additional 150,000 shares of Common Stock and/or 600,000 Redeemable Warrants for the sole purpose of covering over-allotments, if any. Further, this Prospectus involves the sale of warrants to the Underwriter, for nominal consideration (the "Underwriter's Warrants"), to purchase from the Company 100,000 shares of Common Stock and 400,000 Redeemable Warrants.


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Board of Directors
Imatec, Ltd.
October 11, 1996

Page 2



         We have examined the Certificate of Incorporation and the ByLaws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the Company's Common Stock, (as that agreement is defined in the Registration Statement), draft forms of certificates representing the Common Stock and the Representative's Warrant, originals or copies of such records of the Company and where applicable, its predecessor-in-interest, agreements, certificates of public officials, certificates of officers and representatives of the Company and its predecessor-in-interest, and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and its predecessor-in-interest and others.

         Based on the foregoing, we are of the opinion that:

         1. All shares of Common Stock, including shares of Common Stock for the purpose of covering over-allotments, if any, have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued, fully paid and nonassessable.

         2. The Redeemable Warrants, including Redeemable Warrants for the purpose of covering over-allotments, if any, and the Underwriter's Warrants have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued, fully paid and nonassessable.

         3. All shares of Common Stock issuable upon the exercise of the Redeemable Warrants have been duly authorized and, when issued upon the exercise of the Redeemable Warrants in accordance their respective terms, will be validly issued, fully paid and nonassessable.

         4. The shares of Common Stock and the Redeemable Warrants issuable upon exercise of the Underwriter's Warrants, (and the shares of Common Stock issuable upon the exercise of the Redeemable Warrants issuable upon the exercise of the Underwriter's Warrants) have been duly authorized, and when issued in accordance with its terms, will be validly issued, fully paid and nonassessable.



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Board of Directors
Imatec, Ltd.
October 11, 1996

Page 3

         We hereby consent to be named in the Prospectus as attorneys who have passed upon the validity of the shares of Common Stock for the Company under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Prospectus.

                                    Very truly yours,



                                    /s/ Zukerman Gore & Brandeis, LLP
                                    -----------------------------------
                                    ZUKERMAN GORE & BRANDEIS, LLP

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